Exhibit 99.5

CVH LEXINGTON, LLC

Financial Statements

December 31, 2016

CVH LEXINGTON, LLC

December 31, 2016

INDEPENDENT AUDITORS’ REPORT

To the Members

CVH LEXINGTON, LLC

We have audited the accompanying financial statements of CVH LEXINGTON, LLC (a Tennessee limited liability company), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CVH LEXINGTON, LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

(signed) Pannell Kerr Forster

February 27, 2017

CVH LEXINGTON, LLC

Balance Sheets

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$441,602	$276,039
Reserve and escrow accounts	205,617	59,491
Accounts receivable	14,603	15,344
Prepaid expenses and other current assets	67,319	30,516

Total current assets	729,141	381,390

Property and equipment
Land and improvements	1,251,003	1,251,003
Buildings and improvements	6,721,596	6,689,638
Furniture, fixtures, and equipment	3,356,109	3,354,057
Construction in process	—	32,396

	11,328,708	11,327,094
Less accumulated depreciation	(1,073,550)	(427,771)

Property and equipment, net	10,255,158	10,899,323

Deferred franchise fees, net of accumulated amortization	45,417	47,917

Total assets	$11,029,716	$11,328,630

Liabilities and Members’ Equity
Current liabilities
Current maturities of note payable	$207,000	$155,250
Accounts payable	35,563	65,534
Accrued expenses and other liabilities	95,727	95,146

Total current liabilities	338,290	315,930

Note payable, net of current maturities	8,593,308	8,537,200

Total liabilities	8,931,598	8,853,130

Commitments and contingencies	—	—
Members’ equity	2,098,118	2,475,500

Total liabilities and members’ equity	$11,029,716	$11,328,630

See accompanying notes to financial statements and independent auditors’ report.

CVH LEXINGTON, LLC

Statements of Operations

	Year Ended December 31,
	2016	2015
Revenues
Rooms	$3,321,602	$1,908,254
Other	42,778	22,063

Total revenues	3,364,380	1,930,317

Costs and expenses
Rooms	761,126	405,924
General administrative	283,831	146,564
Advertising and marketing	434,677	223,727
Repairs and maintenance	107,222	31,695
Utilities	111,023	69,256
Property taxes and insurance	116,468	184,970
Management fee and owners’ expense	217,121	119,940
Information and telecommunication systems	53,502	34,456
Other expenses	25,668	15,844

Total costs and expenses	2,110,638	1,232,376

Operating income	1,253,742	697,941

Interest expense	382,845	237,533
Depreciation and amortization	648,279	429,854

Net income	$222,618	$30,554

See accompanying notes to financial statements and independent auditors’ report.

CVH LEXINGTON, LLC

Statements of Members’ Equity

Years Ended December 31, 2016 and 2015

Balance, December 31, 2014	$2,794,946
Distribution	(350,000)
Net income	30,554

Balance, December 31, 2015	2,475,500
Distribution	(600,000)
Net income	222,618

Balance, December 31, 2016	$2,098,118

See accompanying notes to financial statements and independent auditors’ report.

CVH LEXINGTON, LLC

Statements of Cash Flows

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$222,618	$30,554
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	645,779	427,771
Amortization of deferred financing costs	21,226	21,225
Amortization of deferred franchise fees	2,500	2,083
Changes in operating assets and liabilities:
Reserve and escrow accounts	(146,126)	(59,491)
Accounts receivable	741	(15,344)
Prepaid expenses and other current assets	(36,803)	(30,516)
Accounts payable	(29,971)	(1,031,670)
Due to affiliates	—	(100,000)
Accrued expenses and other liabilities	581	(542,257)

Net cash provided by (used in) operating activities	680,545	(1,297,645)

Cash flows from investing activities
Purchase of property and equipment	(1,614)	(4,055,412)

Net cash used in investing activities	(1,614)	(4,055,412)

Cash flows from financing activities
Distribution to members	(600,000)	(350,000)
Payments of note payable	(155,250)	—
Proceeds from note payable	241,882	5,920,071

Net cash provided by (used in) financing activities	(513,368)	5,570,071

Net increase in cash and cash equivalents	165,563	217,014
Cash and equivalents at beginning of year	276,039	59,025

Cash and equivalents at end of year	$441,602	$276,039

Supplemental disclosure of cash flow information:
Cash paid for interest	$390,460	$186,128

See accompanying notes to financial statements and independent auditors’ report.

CVH LEXINGTON, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies

Description of business

CVH LEXINGTON, LLC (“the Company”) is a Tennessee limited liability company, incorporated in July 2013. The Company was formed to develop, own and operate a hotel in Lexington, Kentucky, consisting of 103 guest rooms and related amenities and facilities. The hotel opened May 13, 2015.

Cash equivalents and reserved cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Escrow deposits represent cash escrowed to be used for future improvements to the property and for property tax payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Land improvements	39 years
Buildings and improvements	4-39 years
Furniture, fixtures and equipment	3-15 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Company reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Company does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2016 or 2015.

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at year-end and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 31, 2016 and 2015.

Deferred franchise fees

Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the Home2 Suites name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement.

CVH LEXINGTON, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies (continued)

Deferred financing costs

Deferred financing costs are those costs incurred in connection with obtaining a note payable and are amortized to interest expense, on a straight-line basis, which approximates the interest method, over the term of the note payable. Deferred financing costs are presented as a direct deduction from the carrying value of the associated note payable.

Income taxes

The Company is organized as a limited liability company and therefore, income and losses are reported in the tax returns of the Members.

The Company recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Company be subject to examination by the taxing authority, any adjustments required would be passed through to the Members for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $126,567 and $71,969 for the years ended December 31, 2016 and 2015, respectively, which was included in advertising and marketing on the accompanying statements of operations.

Concentrations of credit risk

The Company operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Company maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances. Any losses incurred in connection with accounts receivable are immaterial and considered a normal cost of operations.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CVH LEXINGTON, LLC

Notes to Financial Statements

December 31, 2016

Note 2—Note Payable to Financial Institution

Effective November 29, 2013, the Company entered into a promissory note with a financial institution that allows for draws up to $9,500,000. Interest only monthly payments commenced on January 1, 2015. Fixed principal payments of $17,250 plus accrued interest commenced on May 1, 2016 and will continue through maturity. The outstanding principal balance and all accrued but unpaid interest is due at maturity on November 29, 2018. Interest accrues at .50% over the prime rate as stated in the Wall Street Journal per annum. Interest will accrue at a rate of no less than 3.95% per annum. The note is secured by certain property and members’ guarantees. The Company is required to meet a debt service coverage ratio beginning March 1, 2017.

During the year ended December 31, 2015, the Company capitalized $89,565 of interest on the note related to the construction of the hotel.

In connection with the note payable, the Company incurred deferred financing costs of $106,126. The Company recorded $21,226 and $21,225 of interest expense related to the deferred financing costs on the note payable for the year ended December 31, 2016 and 2015, respectively.

Long-term debt at December 31, 2016 and 2015 consisted of the following:

	2016	2015
Note payable to financial institution	$8,840,989	$8,754,357
Less: unamortized debt financing cost	(40,681)	(61,907)

Note payable, less unamortized debt financing cost	8,800,308	8,692,450
Less: current maturities	(207,000)	(155,250)

Note payable, less current maturities	$8,593,308	$8,537,200

The following is a schedule by year of maturities of the note payable as of December 31, 2016.

Year Ended December 31,
2017	$207,000
2018	8,633,989

Total	$8,840,989

Note 3—Related Party Transactions

During the years ended December 31, 2016 and 2015, the Company incurred $168,097 and $96,485, respectively, in management fees, to a related party for hotel management functions. The management fee is calculated based on 4% of gross revenue plus an incentive management fee of 1% of gross revenue after a preferred return to investors.

CVH LEXINGTON, LLC

Notes to Financial Statements

December 31, 2016

Note 3—Related Party Transactions (continued)

During the years ended December 31, 2016 and 2015, the Company incurred $36,326 and $19,297, respectively, in administration fees, to a related party. The administration fee is based on 1% of gross revenue.

During the year ended December 31, 2015, the Company paid $161,111 to related parties for development fees related to the construction of the hotel. No such fees were incurred during the year ended December 31, 2016.

Note 4—Subsequent Events

Subsequent to year end, the Company received a letter of intent for purchase from a public company. The purchase and sales agreement were dated January 23, 2017 at a purchase price of $16,500,000. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Company has evaluated subsequent events through February 27, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.